As filed with the Securities and Exchange Commission on August 6, 2004
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

IMCLONE SYSTEMS INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE	04-2834797
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

180 Varick Street New York, New York	10014
(Address of Principal Executive Offices)	(Zip Code)

IMCLONE SYSTEMS INCORPORATED

2002 STOCK OPTION PLAN

(Full title of the plan)

Lisa M. Spivack, Esq.

Vice President, Legal and

Associate General Counsel

180 Varick Street

New York, New York  10014

(Name and address of agent for service)

(212) 645-1405

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $.001 per share	3,300,000 shares	$58.93	$194,469,000	$24,639.22

(1)                                  Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)                                  Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee, based on the average of the high ($60.40) and low ($59.45 ) prices of the securities being registered hereby as reported on the Nasdaq National Market on July 30. 2004.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement incorporates by reference Registration Statement No. 333-101492 on Form S-8, filed with the Securities and Exchange Commission on November 26, 2002, which registered 3,300,000 shares of the Company’s common stock with respect to the 2002 Stock Option Plan, for which a registration fee of $3,673.56 was paid with the filing of such Registration Statement. These shares shall be used to attract, retain and motivate persons who are expected to make important contributions to the Company and provide an incentive for them to achieve performance goals.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this registration statement on Form S-8 (the “Registration Statement”) will be sent or given to participants in the ImClone Systems Incorporated 2002 Stock Option Plan (the “Plan”) as specified under Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  Such documents are not required to be, and are not being, filed by ImClone Systems Incorporated, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 1.                                                     PLAN INFORMATION.*

ITEM 2.                                                     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*  Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have heretofore been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement and shall be deemed to be a part hereof:

(a)                                    The Company’s Annual Report on Form 10-K for the fiscal year ended           December 31, 2003;

(b)                                   The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004;

(c)                                    The Company’s Current Reports on Form 8-K dated February 12, 2004, February 12, 2004, March 19, 2004, April 9, 2004, April 27, 2004, June 5, 2004, June 17, 2004, June 18, 2004, July 21, 2004; and July 21, 2004.

(d)                                   The Company’s Proxy Statement relating to its Annual Meeting of Shareholders to be held on June 17, 2004; and

(e)                                    The description of the Company’s Common Stock, par value $.001 per share, contained in the Company’s Registration Statement on Form 8-A filed under the Exchange Act on October 23, 1991, including any amendment or report filed for the purpose of updating such description.

The information that the Company incorporates by reference in this Registration Statement is considered to be part of this Registration Statement, and information that we file later with the Commission automatically will update and supersede such information.  The Company incorporates by reference the documents listed above and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

ITEM 4.                                                 DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.                                                 INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.                                                 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company’s officers and directors are indemnified against any liabilities which they may incur under Delaware law and the Company’s charter and by-laws. The general effect of such provisions is that, on the terms and conditions set forth in the Company’s Certificate of Incorporation and Bylaws, any person made a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is or was a director, officer or employee of the Company, or is or was serving as a director, officer, employee or agent of another corporation or other enterprise at the request of the Company, shall be indemnified by the Company against expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by him or her in connection with such action, suit or proceeding, to the full extent permitted under the laws of the State of Delaware; provided, however, that, subject to certain limited exceptions, the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Company.  The Company’s Certificate of Incorporation gives the Board of Directors of the Company the authority to extend such indemnification to employees and other agents of the Company as well.

The general effect of the indemnification provisions contained in Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) is as follows:  A director or officer who, by reason of such directorship or officership, is involved in any action, suit or proceeding (other than an action by or in the right of the corporation) shall be indemnified by the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe that his or her conduct was unlawful.  A director or officer who, by reason of such directorship or officership, is involved in any action or suit by or in the right of the corporation shall be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that a court of appropriate jurisdiction shall approve such indemnification.

The Company’s Certificate of Incorporation provides that, to the maximum extent permitted under the DGCL, a director of the Company shall not be personally liable to the Company or to any of its stockholders for monetary damages for breach of fiduciary duty as a director of the Company.  Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

The Company has entered into Employment Agreements with Daniel S. Lynch and S. Joseph Tarnowski pursuant to which the Company has agreed to advance expenses for the defense of and to indemnify such persons to the fullest extent permitted by Delaware law.

ITEM 7.                EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.                EXHIBITS.

Exhibit No.	Exhibit

4.1	Form of Common Stock Certificate (filed as Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on October 23, 1991 and incorporated herein by reference).

5.1*	Opinion of Davis Polk & Wardwell.

10.1

ImClone Systems Incorporated 2002 Stock Option Plan (filed as Appendix A to the definitive Proxy Statement for the 2002 Annual Meeting of Stockholders, filed on April 24, 2002 and incorporated herein by reference).

23.1*	Consent of KPMG LLP.

23.2*	Consent of Davis Polk & Wardwell (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages to this Registration Statement).

* filed herewith.

ITEM 9.     UNDERTAKINGS.

(a)                                  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of August, 2004.

IMCLONE SYSTEMS INCORPORATED

By:	/s/ Daniel S. Lynch
Daniel S. Lynch
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.  Each person whose individual signature appears below hereby authorizes Daniel S. Lynch and Clifford R. Saffron, or any of them, to execute in the name and on behalf of each such person and to file any amendment to this Registration Statement, and appoints Daniel S. Lynch and Clifford R. Saffron, or any of them, as attorney-in-fact to sign on his behalf individually and in each capacity stated below, and to file any amendments to this Registration Statement, including any and all post-effective amendments.

SIGNATURE	TITLE	DATE

/s/ David M. Kies	Chairman of the Board	August 6, 2004
David M. Kies

/s/ Daniel S. Lynch	Chief Executive Officer	August 6, 2004
Daniel S. Lynch	(Principal Executive Officer)

/s/ Michael J. Howerton	Chief Financial Officer	August 6, 2004
Michael J. Howerton	(Principal Financial Officer)

/s/ Ana Stancic	VP, Controller and Chief	August 6, 2004
Ana Stancic	Accounting Officer
(Principal Accounting Officer)

/s/ Andrew G. Bodnar	Director	August 6, 2004
Andrew G. Bodnar

/s/ William W. Crouse	Director	August 6, 2004
William W. Crouse

/s/ Vincent T. DeVita, Jr.	Director	August 6, 2004
Vincent T. DeVita, Jr.

/s/ John A. Fazio	Director	August 6, 2004
John A. Fazio

/s/ Joseph L. Fischer	Director	August 6, 2004
Joseph L. Fischer

/s/ William R. Miller	Director	August 6, 2004
William R. Miller

/s/ David Sidransky	Director	August 6, 2004
David Sidransky

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Common Stock Certificate (filed as Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on October 23, 1991 and incorporated herein by reference).

5.1*	Opinion of Davis Polk & Wardwell.

10.1

ImClone Systems Incorporated 2002 Stock Option Plan (filed as Appendix A to the definitive Proxy Statement for the 2002 Annual Meeting of Stockholders, filed on April 24, 2002 and incorporated herein by reference).

23.1*	Consent of KPMG LLP.

23.2*	Consent of Davis Polk & Wardwell (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages to this Registration Statement).

* filed herewith.